Exhibit 99

Five Year Statements of Income (unaudited)
 Hillenbrand Industries, Inc. and Subsidiaries
(Dollars in millions)

	Fiscal Year	Twelve Months	Ten Months	Twelve Months	Fiscal Year	Fiscal Year	Fiscal Year
	Ended	Ended	Ended	Ended	Ended	Ended	Ended
	September 30,	September 30,	September 30,	September 30,	December 1,	December 2,	November 27,
	2003	2002	2002	2001	2001	2000	1999
Health Care Sales	749	787	615	723	721	708	674
Health Care Rentals	318	328	268	327	339	312	324
Funeral Services Sales	628	621	510	624	613	617	602

Total Revenues	1,695	1,736	1,393	1,674	1,673	1,637	1,600
Health Care Cost of Goods Sold	370	393	311	374	374	370	389
Health Care Rental Expenses	161	172	141	219	208	226	236
Funeral Services Cost of Goods Sold	279	285	235	302	294	313	310

Total Cost of Revenues	810	850	687	895	876	909	935
Health Care Sales Gross Profit	379	394	304	349	347	338	285
Health Care Rentals Gross Profit	157	156	127	108	131	86	88
Funeral Services Gross Profit	349	336	275	322	319	304	292

Total Gross Profit	885	886	706	779	797	728	665
Other Operating Expenses	544	585	485	539	533	522	463
Special Charges	9	255	254	26	22	2	35

Operating Profit (Loss)	332	46	(33)	214	242	204	167
Interest Expense	(19)	(18)	(14)	(25)	(23)	(27)	(27)
Investment Income	9	12	9	19	15	24	16
Loss on Repurchase of Debt	(16)	—	—	—	—	—	—
Other	(26)	(21)	(17)	(9)	(13)	3	(5)

Total Other Expense	(52)	(27)	(22)	(15)	(21)	—	(16)

Income (Loss) from Continuing Operation Before Taxes	280	19	(55)	199	221	204	151
Income Tax Expense (Benefit)	99	(37)	(38)	69	52	74	56

Income (Loss) from Continuing Operations	181	56	(17)	130	169	130	95

(Loss) Income from Discontinued Operations Before Taxes	(37)	(10)	20	37	2	37	45
Income Tax Expense	6	2	13	14	1	13	16

(Loss) Income from Discontinued Operations	(43)	(12)	7	23	1	24	29

Net Income (Loss)	138	44	(10)	153	170	154	124

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